SLM Student Loan Trust 2004-5
Quarterly Servicing Report
Report Date: 12/31/2004	Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics				9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance			$2,876,650,120.84	$(47,434,408.68)	$2,829,215,712.16
	ii	Interest to be Capitalized			6,675,903.36		7,386,206.64

	iii	Total Pool			$2,883,326,024.20		$2,836,601,918.80

	iv	Specified Reserve Account Balance			7,208,315.06		7,091,504.80
	v	Capitalized Interest			35,000,000.00		35,000,000.00
	vi	Total Adjusted Pool			$2,925,534,339.26		$2,878,693,423.60

B	i	Weighted Average Coupon (WAC)			5.204%		5.195%
	ii	Weighted Average Remaining Term			277.71		276.54
	iii	Number of Loans			128,597		126,586
	iv	Number of Borrowers			84,442		82,945
	v	Aggregate Outstanding Principal Balance — T-Bill			$724,056,868.97		$707,358,116.75
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$2,159,269,155.23		$2,129,243,802.05

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 10/25/04	Balance 1/25/05
C	i	A-1 Notes	78442GLS3	0.000%	1.00000	$182,341,966.03	$127,676,423.60
	ii	A-2 Notes	78442GLT1	0.030%	1.00000	$447,000,000.00	$447,000,000.00
	iii	A-3 Notes	78442GLU8	0.090%	1.00000	$331,000,000.00	$331,000,000.00
	iv	A-4 Notes	78442GLV6	0.150%	1.00000	$586,010,000.00	$586,010,000.00
	vi	A-5* Notes	XS0194142997	0.080%	1.22260	€300,000,000.00	€300,000,000.00
	vii	A-6* Notes	XS0194143532	0.170%	1.22260	€760,000,000.00	€760,000,000.00
	viii	B Notes	78442GLW4	0.480%	1.00000	$91,051,000.00	$91,051,000.00

	Reserve Account				10/25/2004		1/25/2005
D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$7,208,315.06		$7,091,504.80
	iv	Reserve Account Floor Balance ($)			$4,455,445.00		$4,455,445.00
	v	Current Reserve Acct Balance ($)			$7,208,315.06		$7,091,504.80

	Other Accounts				10/25/2004		1/25/2005
E	i	Pre-Funding Account			$—		$—
	ii	Remarketing Fee Account			$—		$—
	iii	Capitalized Interest Account			$35,000,000.00		$35,000,000.00
	iv	Principal Accumulation Account			$—		$—
	v	Supplemental Interest Account			$—		$—
	vi	Investment Reserve Account			$—		$—
	vii	Investment Premium Purchase Account			$—		$—

	Asset/Liability				10/25/2004		1/25/2005
F	i	Total Adjusted Pool			$2,925,534,339.26		$2,878,693,423.60
		Pre-Funding Account Balance			$—		$—
		Total			$2,925,534,339.26		$2,878,693,423.60
	ii	Total USD equivalent Notes			$2,933,358,966.03		$2,878,693,423.60
	iii	Difference			$(7,824,626.77)		$—
	iv	Parity Ratio			0.99733		1.00000

*A-5 and A-6 Notes are denominated in Euros

II. 2004-5 Transactions from: 9/30/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$48,322,106.53
	ii	Principal Collections from Guarantor	3,474,579.76
	iii	Principal Reimbursements	8,478,866.65
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$60,275,552.94

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(5,215.97)
	ii	Capitalized Interest	(12,835,928.29)

	iii	Total Non-Cash Principal Activity	$(12,841,144.26)

C	Student Loan Purchase		$-

D	Total Student Loan Principal Activity		$47,434,408.68

E	Student Loan Interest Activity
	i	Regular Interest Collections	$21,712,828.40
	ii	Interest Claims Received from Guarantors	139,957.59
	iii	Collection Fees/Returned Items	9,448.43
	iv	Late Fee Reimbursements	324,232.58
	v	Interest Reimbursements	44,650.86
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,421,928.13
	viii	Subsidy Payments	1,505,572.32

	ix	Total Interest Collections	$26,158,618.31

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$14,214.72
	ii	Capitalized Interest	12,835,928.29

	iii	Total Non-Cash Interest Adjustments	$12,850,143.01

H	Total Student Loan Interest Activity		$39,008,761.32

I	Non-Reimbursable Losses During Collection Period		$1,116.05

J	Cumulative Non-Reimbursable Losses to Date		$1,116.05

III. 2004-5 Collection Account Activity 9/30/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received		$28,180,949.84
	ii	Consolidation Principal Payments		23,615,736.45
	iii	Reimbursements by Seller		337.41
	iv	Borrower Benefits Reimbursed		0.00
	v	Reimbursements by Servicer		(130.11)
	vi	Re-purchased Principal		8,478,659.35

	vii	Total Principal Collections		$60,275,552.94

B	Interest Collections
	i	Interest Payments Received		$25,604,186.73
	ii	Consolidation Interest Payments		176,099.71
	iii	Reimbursements by Seller		(3,005.94)
	iv	Borrower Benefits Reimbursed		0.00
	v	Reimbursements by Servicer		1,464.34
	vi	Re-purchased Interest		46,192.46
	vii	Collection Fees/Return Items		9,448.43
	viii	Late Fees		324,232.58

	ix	Total Interest Collections		$26,158,618.31

C	Other Reimbursements			$509,603.86

D	Reserves In Excess of the Requirement			$116,810.26

E	Reset Period Target Amount Excess			$—

F	Funds Released from Supplemental Interest Account			$—

G	Investment Premium Purchase Account Excess			$—

H	Investment Reserve Account Excess			$—

I	Interest Rate Cap Proceeds			$—

J	Interest Rate Swap Proceeds			$—

K	Administrator Account Investment Income			$—

L	Trust Account Investment Income			$536,232.32

M	Funds Released from Capitalized Interest Account			$—

N	Funds Released from Pre-Funding Account			$—

O	Initial Deposits into Collection Account			$—

	TOTAL AVAILABLE FUNDS			$87,596,817.69
	LESS FUNDS PREVIOUSLY REMITTED: Servicing Fees Consolidation Loan Rebate Fees		$ $	(2,389,248.54 (7,231,609.07	) )

P	NET AVAILABLE FUNDS			$77,975,960.08

	Servicing Fees Due for Current Period			$1,182,977.91

	Carryover Servicing Fees Due			$—

	Administration Fees Due			$25,000.00

	Total Fees Due for Period			$1,207,977.91

IV. 2004-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004	9/30/2004	12/31/2004
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.120%	5.143%	88,884	84,021	69.118%	66.375%	$1,906,727,776.74	$1,754,903,563.48	66.283%	62.028%
31-60 Days Delinquent	6.286%	5.997%	3,568	4,190	2.775%	3.310%	69,985,251.70	87,692,557.70	2.433%	3.100%
61-90 Days Delinquent	6.082%	6.091%	2,382	2,362	1.852%	1.866%	43,550,403.56	50,259,259.88	1.514%	1.776%
91-120 Days Delinquent	6.104%	5.747%	1,727	1,553	1.343%	1.227%	32,484,243.94	37,694,989.32	1.129%	1.332%
> 120 Days Delinquent	6.607%	6.846%	3,361	3,062	2.614%	2.419%	66,583,465.76	58,816,429.58	2.315%	2.079%

Deferment
Current	4.883%	4.826%	12,534	13,112	9.747%	10.358%	321,305,813.51	340,324,132.17	11.169%	12.029%

Forbearance
Current	5.259%	5.133%	16,095	18,052	12.516%	14.261%	434,989,212.44	494,176,030.84	15.121%	17.467%

TOTAL REPAYMENT	5.203%	5.190%	128,551	126,352	99.964%	99.815%	$2,875,626,167.65	$2,823,866,962.97	99.964%	99.811%
Claims in Process (1)	7.452%	7.736%	46	234	0.036%	0.185%	$1,023,953.19	$5,348,749.19	0.036%	0.189%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.204%	5.195%	128,597	126,586	100.000%	100.000%	$2,876,650,120.84	$2,829,215,712.16	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-5 Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period							$35,146,929.13

B	Interest Subsidy Payments Accrued During Collection Period							1,608,219.02

C	SAP Payments Accrued During Collection Period							5,168,333.95

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)							536,232.32

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)							0.00

F	Consolidation Loan Rebate Fees							(7,231,609.07)

G	Net Expected Interest Collections							$35,228,105.35

H	Interest Rate Cap Payments Due to the Trust							Cap

	i	Cap Notional Amount						$710,000,000.00
	ii	Libor (Interpolated first period)						2.10000%
	iii	Cap %						6.00000%

	iv	Excess Over Cap ( ii-iii)						0.00000%

	v	Cap Payments Due to the Trust						$0.00

I USD/EUR Interest Rate Swap

		Swap Payments					A-5 Swap	A-6 Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)				$366,780,000	$929,176,000
		ii	3 Month USD-LIBOR				2.10000%	2.10000%
		iii	Spread				0.08830%	0.19610%

		iv	Pay Rate				2.18830%	2.29610%
		v	Gross Swap Payment Due Counterparty				$2,051,151.94	$5,452,229.26
		vi	Days in Period	10/25/04	-	01/25/05	92	92

		Counterparty Pays:
		i	Notional Swap Amount (EUR)				€300,000,000.00	€760,000,000.00
		ii	3 Month EURIBOR				2.14500%	2.14500%
		iii	Spread				0.08000%	0.17000%

		iv	Pay Rate				2.22500%	2.31500%
		v	Gross Swap Receipt Due Paying Agent				€1,705,833.33	€4,496,244.44
		vi	Days in Period	10/25/04	-	01/25/05	92	92

VI. 2004-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.005366667	(10/25/04–1/25/05)	2.10000%	LIBOR

B	Class A-2 Interest Rate	0.005443333	(10/25/04–1/25/05)	2.13000%	LIBOR

C	Class A-3 Interest Rate	0.005596667	(10/25/04–1/25/05)	2.19000%	LIBOR

D	Class A-4 Interest Rate	0.005750000	(10/25/04–1/25/05)	2.25000%	LIBOR

E	Class A-5 Interest Rate	0.005686111	(10/25/04–1/25/05)	2.22500%	EURIBOR

F	Class A-6 Interest Rate	0.005916111	(10/25/04–1/25/05)	2.31500%	EURIBOR

G	Class B Interest Rate	0.006593333	(10/25/04–1/25/05)	2.58000%	LIBOR

VII. 2004-5 Inputs From Prior Quarter 10/25/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,876,650,120.84
	ii	Interest To Be Capitalized	6,675,903.36

	iii	Total Pool	$2,883,326,024.20
	iv	Specified Reserve Account Balance	7,208,315.06
	v	Capitalized Interest	35,000,000.00

	vi	Total Adjusted Pool	$2,925,534,339.26

B	Total Note and Certificate Factor		0.9665050
C	Total Note Balance		$2,933,358,966.03

D	Note Balance 10/25/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.6420492	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$182,341,966.03	$447,000,000.00	$331,000,000.00	$586,010,000.00	€300,000,000.00	€760,000,000.00	$91,051,000.00
E	Note Principal Shortfall		$7,824,626.77	$-	$-	$-	€-	€-	$-
F	Interest Shortfall		$-	$-	$-	$-	€-	€-	$-
G	Interest Carryover		$-	$-	$-	$-	€-	€-	$-

H	Reserve Account Balance		$7,208,315.06
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-5 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-P )		$77,975,960.08	$77,975,960.08

B	Primary Servicing Fees-Current Month		$1,182,977.91	$76,792,982.17

C	Administration Fee		$25,000.00	$76,767,982.17

D	Aggregate Quarterly Funding Amount		$0.00	$76,767,982.17

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$978,568.55	$75,789,413.62
	ii	Class A-2	$2,433,170.00	$73,356,243.62
	iii	Class A-3	$1,852,496.67	$71,503,746.95
	iv	Class A-4	$3,369,557.50	$68,134,189.45
	v	Class A-5 USD payment to the swap counterparty	$2,051,151.94	$66,083,037.51
	vi	Class A-6 USD payment to the swap counterparty	$5,452,229.26	$60,630,808.25
	vii	Swap Termination Payment	$0.00	$60,630,808.25

		Total	$16,137,173.92

F	Class B Noteholders’ Interest Distribution Amount		$600,329.59	$60,030,478.66

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$54,665,542.43	$5,364,936.23
	ii	Class A-2	$0.00	$5,364,936.23
	iii	Class A-3	$0.00	$5,364,936.23
	iv	Class A-4	$0.00	$5,364,936.23
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$5,364,936.23
	vi	Class A-6 USD payment to the swap counterparty	$0.00	$5,364,936.23

		Total	$54,665,542.43

H	Supplemental Interest Account Deposit		$0.00	$5,364,936.23

I	Investment Reserve Account Required Amount		$0.00	$5,364,936.23

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$5,364,936.23

K	Increase to the Specified Reserve Account Balance		$0.00	$5,364,936.23

L	Investment Premium Purchase Account Deposit		$0.00	$5,364,936.23

M	Carryover Servicing Fees		$0.00	$5,364,936.23

N	Remaining Swap Termination Fees		$0.00	$5,364,936.23

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$5,364,936.23

	Excess to Excess Distribution Certificate Holder		$5,364,936.23	$0.00

*    Principal amounts allocable to the A-5 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-5 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,208,315.06
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$7,208,315.06
	iv	Required Reserve Account Balance	$7,091,504.80
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$116,810.26
	vii	End of Period Account Balance	$7,091,504.80

B	Pre-Funding Account
	i	Beginning of Period Account Balance	$—
	ii	Amount Paid, New Loan Purchases	$—
	iii	Funds Released to Collection Account	$—

	iv	End of Period Account Balance	$—

C	Capitalized Interest Account
	i	Beginning of Period Account Balance	$35,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$35,000,000.00

D	Remarketing Fee Account		Class A-5	Class A-6	Account Total

	i	Next Reset Date	4/27/2009	1/26/2015
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—

	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

E	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

F	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	1553
	vii	Supplemental Interest Account Deposit Amount	n/a

G	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

H	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-5 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$978,568.55	$2,433,170.00	$1,852,496.67	$3,369,557.50	€1,705,833.33	€4,496,244.44	$600,329.59
	ii	Quarterly Interest Paid	978,568.55	2,433,170.00	1,852,496.67	3,369,557.50	1,705,833.33	4,496,244.44	600,329.59

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	vii	Quarterly Principal Due	$54,665,542.43	$0.00	$0.00	$0.00	€—	€—	$0.00
	viii	Quarterly Principal Paid	54,665,542.43	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	€—	$0.00

	x	Total Distribution Amount	$55,644,110.98	$2,433,170.00	$1,852,496.67	$3,369,557.50	€1,705,833.33	€4,496,244.44	$600,329.59

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 12/31/2004	$2,933,358,966.03
	ii	Adjusted Pool Balance 12/31/2004	2,878,693,423.60

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$54,665,542.43

	x	Principal Distribution Amount Paid	$54,665,542.43
	xi	Principal Shortfall (viii - ix)	$—

F	Note Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GLS3	$182,341,966.03	$127,676,423.60
		A-1 Note Pool Factor		0.6420492	0.4495649

	ii	A-2 Note Balance	78442GLT1	$447,000,000.00	$447,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GLU8	$331,000,000.00	$331,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLV6	$586,010,000.00	$586,010,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	XS0194142997	€300,000,000.00	€300,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	XS0194143532	€760,000,000.00	€760,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	B Note Balance	78442GLW4	$91,051,000.00	$91,051,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-5 Historical Pool Information

			10/1/04-12/31/04	6/10/04-9/30/04
Beginning Student Loan Portfolio Balance			$2,876,650,120.84	$2,426,051,720.02

	Student Loan Principal Activity
	i	Regular Principal Collections	$48,322,106.53	$58,058,021.86
	ii	Principal Collections from Guarantor	3,474,579.76	2,288,985.22
	iii	Principal Reimbursements	8,478,866.65	32,134,593.92
	iv	Other System Adjustments	—	—

	v	Total Principal Collections	$60,275,552.94	$92,481,601.00
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(5,215.97)	$781.33
	ii	Capitalized Interest	(12,835,928.29)	(15,895,550.95)

	iii	Total Non-Cash Principal Activity	$(12,841,144.26)	$(15,894,769.62)

	Student Loan Purchase		$—	$(527,185,232.20)

(-)	Total Student Loan Principal Activity		$47,434,408.68	$(450,598,400.82)

	Student Loan Interest Activity
	i	Regular Interest Collections	$21,712,828.40	$26,122,380.82
	ii	Interest Claims Received from Guarantors	139,957.59	59,289.61
	iii	Collection Fees/Returned Items	9,448.43	2,042.37
	iv	Late Fee Reimbursements	324,232.58	359,439.89
	v	Interest Reimbursements	44,650.86	158,671.51
	vi	Other System Adjustments	—	—
	vii	Special Allowance Payments	2,421,928.13	265,845.28
	viii	Subsidy Payments	1,505,572.32	305,106.98

	ix	Total Interest Collections	$26,158,618.31	$27,272,776.46

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$14,214.72	$(1,186,876.52)
	ii	Capitalized Interest	12,835,928.29	15,895,550.95

	iii	Total Non-Cash Interest Adjustments	$12,850,143.01	$14,708,674.43

	Total Student Loan Interest Activity		$39,008,761.32	$41,981,450.89
(=)	Ending Student Loan Portfolio Balance		$2,829,215,712.16	$2,876,650,120.84

(+)	Interest to be Capitalized		$7,386,206.64	$6,675,903.36

(=)	TOTAL POOL		$2,836,601,918.80	$2,883,326,024.20

(+)	Reserve Account Balance		$7,091,504.80	$7,208,315.06

(+)	Capitalized Interest Account Balance		$35,000,000.00	$35,000,000.00

(=)	Total Adjusted Pool		$2,878,693,423.60	$2,925,534,339.26